Exhibit 99.1

Contact: Glen White (716) 858-5753 (office) (716) 573-5257 (mobile) gawhite@dncinc.com	Contact: John Asher (502) 636-4586 (office) (502) 494-3626 (mobile) JohnA@kyderby.com

Delaware North Companies Gaming & Entertainment Announces

Joint Venture with Churchill Downs Incorporated to Develop

Video Lottery Terminal Facility and Racetrack in Ohio

Purchase of Lebanon Raceway Paves Way for New Venue that will Create 700 Jobs

BUFFALO, NY and LOUISVILLE, KY (March 1, 2012) – Delaware North Companies Gaming & Entertainment, one of the most innovative gaming and racing operators in the country, and Churchill Downs Incorporated (“CDI”), a premier racing, gaming and entertainment company, today announced their joint venture to purchase Lebanon Raceway in Lebanon, Ohio, and develop a new video lottery terminal (VLT) facility with up to 2,500 VLTs and a harness racetrack.

Through a joint venture agreement, Delaware North Companies Gaming & Entertainment and CDI have formed a new company, Miami Valley Gaming & Racing, LLC (“Miami Valley Gaming”), to manage the development and operation of the VLT facility and racetrack. Miami Valley Gaming has entered into an asset purchase agreement through which it intends to acquire the harness racing licenses and certain assets held by Lebanon Trotting Club Inc. (controlled by the Carlo family) and Miami Valley Trotting Inc. (controlled by the Nixon family). These two entities currently conduct harness racing at Lebanon Raceway at the Warren County Fairgrounds. Miami Valley Gaming intends to acquire these assets for an aggregate purchase price of $60 million—$10 million paid in cash with a $50 million promissory note delivered at closing. An additional $10 million could be paid to the sellers if certain conditions are met with respect to the performance of the VLT facility over time.

“We are proud to add Lebanon Raceway to our growing portfolio of U.S. racing and gaming operations,” said William Bissett, President of Delaware North Companies Gaming & Entertainment. “We are confident that this facility will create hundreds of jobs and result in millions of dollars in economic impact.”

Bill Carstanjen, President and Chief Operating Officer of CDI added, “We are excited to partner with Delaware North Companies Gaming & Entertainment to build a modern gaming and racing venue in an attractive location. This opportunity fits well with our strategy to grow the company through both acquisition and development of new gaming facilities.”

The sale is contingent upon the approval of the partnership’s application to the Ohio Lottery Commission and the Ohio State Racing Commission as well as other customary closing conditions. Subject to the satisfaction of the closing conditions, including the resolution of any gaming-based litigation, Delaware North Companies Gaming & Entertainment and CDI hope to begin construction of the new facility this year, with completion scheduled for the fall of 2013. Lebanon Raceway has been awarded 52 race dates in 2012 and will offer live racing during two meets—Jan. 6 through June 9 and Sept. 21 through Dec. 8. Prior to the closing of the asset purchase agreement, the existing licensees will continue to conduct harness racing at the current Lebanon Raceway location. Once the acquisition has closed, Miami Valley Gaming will continue to host races at this location until construction of the new facility is completed.

C. Keith Nixon, Jr., Vice President of Miami Valley Trotting, said, “After all these years of having the track in our families, we wanted to be certain the new owners would have the resources and the experience to operate a successful facility. We’re confident that we are placing our families’ legacy in good hands with both a global hospitality company, Delaware North Companies, and the legendary Churchill Downs Racetrack.”

The Nixon and Carlo families, owners of Lebanon Raceway since 1951, will continue to be involved with the new racing and gaming facility. Both families have agreed to remain consultants to Delaware North Companies Gaming & Entertainment and CDI.

“This track is a huge part of our life, so we wanted the new owners to be someone with the vision and the resources to ensure the raceway remains an economic and entertainment asset for Warren County and the entire region,” said John Carlo, President of Lebanon Trotting Club. “Delaware North Companies Gaming & Entertainment and Churchill Downs Incorporated are committed to keeping the track in Southwest Ohio and provide the best opportunity to design and operate a successful track and gaming facility.”

Bissett said a new location is necessary to provide more room for the construction of a video lottery gaming facility and will provide easier access to Interstate 75. “As with any complex economic development project, there are many factors that could impact the final location of the new track and video lottery facility, and we are currently looking at a number of great possible sites. We will continue to work with local leadership, the State of Ohio and Ohio General Assembly leaders on this development that will create 700 jobs and bring in $24 million a year to the area,” Bissett said.

Delaware North Companies Gaming & Entertainment and CDI will each own a 50 percent interest in the new venture and will have equal representation on its Board of Managers. Collectively, Delaware North Companies Gaming & Entertainment and CDI plan to contribute up to $90 million in equity with the rest of the development funded with debt.

Miami Valley Gaming will apply for a 10-year VLT license. In addition to the $50 million license fee, the joint venture will invest $175 million in the new facility, including the cost of VLTs. Total project cost is estimated to be $225 million. Miami Valley Gaming has teamed with other horse tracks in Ohio for discussions with horse racing associations to establish purse levels to ensure continued racing in Ohio.

About Delaware North Companies Gaming & Entertainment

Delaware North Companies Gaming & Entertainment is one of the most innovative gaming and racing operators in the country, owning and/or operating several successful regional destination casinos and specializing in racing venues with added amenities such as table games, video gaming machines, poker rooms, full-service restaurants, retail shops and lodging. The company operates gaming and hospitality services at locations in New York, Illinois, Florida, West Virginia, Arkansas, and Oklahoma.

Delaware North Companies Gaming & Entertainment is a subsidiary of Delaware North Companies, a $2.5 billion hospitality management company that operates food service, lodging, gaming and retail services at locations in the United States and several other countries.

About Delaware North Companies

Delaware North Companies is one of the world’s leading hospitality and food service companies. Its family of companies includes Delaware North Companies Parks & Resorts, Delaware North Companies Gaming & Entertainment, Delaware North Companies Travel Hospitality Services, Delaware North Companies Sportservice, Delaware North Companies International and Delaware North Companies Boston, owner of TD Garden. Delaware North Companies is one of the largest and most admired privately held companies in the world with revenues exceeding $2.5 billion annually and 55,000 associates serving half a billion customers in the United States, Canada, the United Kingdom, Australia and New Zealand. For more information, visit www.DelawareNorth.com.

Delaware North Companies has operated in Ohio for more than 50 years, employing more than 3,200 Ohioans in 2011 and serving in excess of 10 million guests annually at venues across the state. Ohio is one of the company’s top three states in terms of the number of locations, revenue and taxes paid. Delaware North operates all food and retail services at the Great American Ball Park in Cincinnati and Nationwide Arena in Columbus, as well as food concessions at Progressive Field and Cleveland Browns Stadium. Delaware North also manages the Lodge at Geneva-on-the-Lake in the heart of Ohio’s wine country along Lake Erie.

About Churchill Downs Incorporated

Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; and a casino resort in Greenville, Miss. CDI also owns the country’s premier account-wagering company, TwinSpires.com, and other advance-deposit wagering providers; the totalizator company, United Tote; Bluff Media, an Atlanta-based multimedia poker content, brand and publishing company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Safe Harbor Disclosure for Churchill Downs Incorporated:

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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